Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets(1)
	March 31,	December 31,
	2013	2012
	(Dollars in thousands)
Non-accrual loans	$27,821	$32,929
Loans 90 days or more past due and still accruing interest	59	7
Total non-performing loans	27,880	32,936
Other real estate and repossessed assets	23,639	26,133
Total non-performing assets	$51,519	$59,069
As a percent of Portfolio Loans
Non-performing loans	2.00%	2.32%
Allowance for loan losses	2.93	3.12
Non-performing assets to total assets	2.45	2.92
Allowance for loan losses as a percent of non-performing loans	146.22	134.43

(1) Excludes loans classified as “troubled debt restructured” that are not past due and vehicle service contract counterparty receivables, net.

Troubled debt restructurings (“TDR”)
	March 31, 2013
	Commercial	Retail		Total
	(In thousands)
Performing TDR’s	$44,626	$83,985		$128,611
Non-performing TDR’s (1)	6,349	8,499	(2)	14,848
Total	$50,975	$92,484		$143,459

	December 31, 2012
	Commercial	Retail		Total
	(In thousands)
Performing TDR’s	$40,753	$85,977		$126,730
Non-performing TDR’s (1)	7,756	9,177	(2)	16,933
Total	$48,509	$95,154		$143,663

(1)  Included in non-performing assets table above.
(2) Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for loan losses	Three months ended
	March 31,
	2013		2012
		Unfunded		Unfunded
	Loans	Commitments	Loans	Commitments
	(Dollars in thousands)
Balance at beginning of period	$44,275	$598	$58,884	$1,286
Additions (deduction)
Provision for loan losses	(691)	-	5,131	-
Recoveries credited to allowance	1,451	-	1,880	-
Loans charged against the allowance	(4,270)	-	(9,889)	-
Additions (deductions) included in non-interest expense	-	(19)	-	(47)
Balance at end of period	$40,765	$579	$56,006	$1,239

Net loans charged against the allowance to average Portfolio Loans	0.82%		2.07%

Alternative Sources of Funds

	March 31,			December 31,
	2013			2012
		Average			Average
	Amount	Maturity	Rate	Amount	Maturity	Rate
	(Dollars in thousands)
Brokered CDs(1)	$14,594	0.5 years	1.73%	$14,591	0.6 years	1.70%
Fixed-rate FHLB advances	17,622	4.3 years	6.38	17,622	4.5 years	6.38
Variable-rate FHLB advances(1)	-			-
Total	$32,216	2.6 years	4.28%	$32,213	2.7 years	4.26%

(1)	Certain of these items have had their average maturity and rate altered through the use of derivative instruments, such as pay-fixed interest-rate swaps.

Capitalization
	March 31,	December 31,
	2013	2012
	(In thousands)
Subordinated debentures	$50,175	$50,175
Amount not qualifying as regulatory capital	(1,507)	(1,507)
Amount qualifying as regulatory capital	48,668	48,668
Shareholders’ equity
Convertible preferred stock	85,299	84,204
Common stock	253,437	251,237
Accumulated deficit	(187,698)	(192,408)
Accumulated other comprehensive loss	(6,953)	(8,058)
Total shareholders’ equity	144,085	134,975
Total capitalization	$192,753	$183,643

Non-Interest Income

	Three months ended
	March 31,	December 31,	March 31,
	2013	2012	2012
	(In thousands)
Service charges on deposit accounts	$3,406	$4,395	$4,201
Interchange income	1,757	2,135	2,322
Net gains (losses) on assets
Mortgage loans	3,637	5,282	3,860
Securities	84	72	684
Other than temporary impairment loss on securities
Total impairment loss	-	(7)	(177)
Loss recognized in other comprehensive income	-	-
Net impairment loss recognized in earnings	-	(7)	(177)
Mortgage loan servicing	622	882	736
Investment and insurance commissions	450	560	447
Bank owned life insurance	338	401	424
Title insurance fees	484	484	508
Increase in fair value of U.S. Treasury warrant	(1,045)	(74)	(154)
Net gain on branch sale	-	5,402	-
Other	1,335	1,865	1,733
Total non-interest income	$11,068	$21,397	$14,584

Capitalized Mortgage Loan Servicing Rights
	Three months ended March 31,
	2013	2012
	(In thousands)
Balance at beginning of period	$11,013	$11,229
Originated servicing rights capitalized	1,029	924
Amortization	(1,210)	(1,062)
Change in valuation allowance	758	704
Balance at end of period	$11,590	$11,795

Valuation allowance at end of period	$5,329	$5,840

Mortgage Loan Activity
	Three months ended
	March 31,	December 31,	March 31,
	2013	2012	2012
	(Dollars in thousands)
Mortgage loans originated	$128,732	$153,821	$112,798
Mortgage loans sold	130,456	143,138	112,141
Mortgage loans sold with servicing rights released	14,537	23,459	15,340
Net gains on the sale of mortgage loans	3,637	5,282	3,860
Net gains as a percent of mortgage loans sold (“Loan Sales Margin”)	2.79%	3.69%	3.44%
Fair value adjustments included in the Loan Sales Margin	(0.74)	(0.15)	0.92

Non-Interest Expense
	Three months ended
	March 31,	December 31,	March 31,
	2013	2012	2012
	(In thousands)
Compensation	$8,205	$9,804	$9,945
Performance-based compensation	1,062	2,140	85
Payroll taxes and employee benefits	2,040	2,441	2,452
Compensation and employee benefits	11,307	14,385	12,482
Occupancy, net	2,424	2,416	2,716
Loan and collection	2,226	1,836	2,890
Data processing	1,916	2,049	1,933
Furniture, fixtures and equipment	1,032	1,145	1,196
Communications	780	886	973
Legal and professional fees	692	1,058	897
Provision for loss reimbursement on sold loans	663	361	432
Net losses on other real estate and repossessed assets	652	943	987
FDIC deposit insurance	630	817	857
Advertising	570	652	556
Interchange expense	410	478	406
Credit card and bank service fees	334	383	651
Supplies	250	248	394
Amortization of intangible assets	203	249	272
Vehicle service contract counterparty contingencies	127	551	471
Recoveries related to unfunded lending commitments	(19)	(91)	(47)
Other	1,276	1,541	(17)
Total non-interest expense	$25,473	$29,907	$28,049

Average Balances and Rates
	Three Months Ended
	March 31,
	2013			2012
	Average			Average
	Balance	Interest	Rate(3)	Balance	Interest	Rate(3)
Assets (1)	(Dollars in thousands)
Taxable loans	$1,436,527	$20,649	5.81%	$1,582,444	$24,270	6.16%
Tax-exempt loans (2)	5,884	61	4.20	7,239	76	4.22
Taxable securities	199,876	670	1.36	184,798	658	1.43
Tax-exempt securities (2)	24,200	238	3.99	27,145	296	4.39
Cash – interest bearing	186,065	120	0.26	318,573	199	0.25
Other investments	20,838	212	4.13	20,828	197	3.80
Interest Earning Assets	1,873,390	21,950	4.73	2,141,027	25,696	4.82
Cash and due from banks	45,583			56,080
Other assets, net	142,300			164,120
Total Assets	$2,061,273			$2,361,227

Liabilities
Savings and interest-bearing checking	$894,348	282	0.13	$1,053,896	472	0.18
Time deposits	423,713	1,247	1.19	576,967	1,952	1.36
Other borrowings	67,802	865	5.17	83,384	1,172	5.65
Interest Bearing Liabilities	1,385,863	2,394	0.70	1,714,247	3,596	0.84
Non-interest bearing deposits	493,952			504,019
Other liabilities	41,683			39,252
Shareholders’ equity	139,775			103,709
Total liabilities and shareholders’ equity	$2,061,273			$2,361,227

Net Interest Income		$19,556			$22,100

Net Interest Income as a Percent of Average Interest Earning Assets			4.21%			4.14%

(1)	All domestic.
(2)	Interest on tax-exempt loans and securities is not presented on a fully tax equivalent basis due to the current net operating loss carryforward position and the deferred tax asset valuation allowance.
(3)	Annualized.

Commercial Loan Portfolio Analysis as of March 31, 2013
		Total Commercial Loans
		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non- performing	Total	Category in Watch Credit
	(Dollars in thousands)
Land	$11,919	$1,491	$1,995	$3,486	29.2%
Land Development	13,627	4,001	840	4,841	35.5
Construction	15,346	883	157	1,040	6.8
Income Producing	224,615	33,902	4,099	38,001	16.9
Owner Occupied	213,004	25,194	4,100	29,294	13.8
Total Commercial Real Estate Loans (1)	$478,511	$65,471	11,191	$76,662	16.0

Other Commercial Loans(1)	$133,820	$13,047	404	$13,451	10.1
Total non-performing commercial loans			$11,595

(1)	The total of these two categories is different than the March 31, 2013, Consolidated Statement of Financial Condition due primarily to loans in process.